Microfilm Number    9644-735                    Filed with the Department of
State on June 24, 1996

Entity Number     74263                                    /s/ Yvette Kane
                                                Secretary of the Commonwealth


              ARTICLES OF AMENDMENT-DOMESTIC BUSINESS CORPORATION
                             DSCB:15-915 (Rev 90)



In compliance with the requirements of 15 Pa. C.S. Section 1915 (relating to articles of amendment), the undersigned business corporation, desiring to amend its Articles, hereby states that:

1.The name of the corporation is:    Comcast Corporation

2.The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) 1500 Market Street, 35th Floor    Philadelphia  PA    19102 Philadelphia
    -------------------------------------------------------------------------
    Number and Street                     City     State   Zip     County

(b) c/o:-------------------------------------------------------------
        Name of Commercial Registered Office Provider     County

For a corporation represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the corporation is located for venue and official publication purposes.

3.The statute by or under which it was incorporated is:    Pennsylvania
Business Corporation Law

4.The date of its incorporation is:   March 5, 1969

5.(Check, and if appropriate complete, one of the following):

   X The amendment shall be effective upon filing these Articles of Amendment ---- in the Department of State.

 ---- The amendment shall be effective on: _______________  or _______________
                                                Date                Hour


6.(Check one of the following):

   X
 ---- The amendment was adopted by the shareholders (or members) pursuant to 15 Pa.C.S. Section 1914(a) and (b).

 ---- The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. Section 1914(c).


7.(Check, and if appropriate complete, one of the following):

 ---- The amendment adopted by the corporation, set forth in full, is as follows:

- ---------------------------------------------------------------------

- ---------------------------------------------------------------------

- ---------------------------------------------------------------------

   X
 ---- The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.


8.(Check if the amendment restates the Articles):

  ---- The restated Articles of Incorporation supersede the original
       Articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 19th day of June , 1996.



                                                 COMCAST CORPORATION
                                            ___________________________
                                                (Name of Corporation)

                                                /s/ Stanley Wang
                                           BY:___________________________
                                              (Signature)  Stanley Wang


                                           TITLE:       Secretary
                                                 ________________________




                                   EXHIBIT A
                   Comcast Corporation Articles of Amendment
                                 June 19, 1996


            Paragraph (a) of Article 5 of the Company's Articles of Incorporation is amended to as to read as herein set forth in full:

            "(a)Each Share of Class A Common Stock shall entitle the holder
      thereof to one (1) vote.   Each share of Class B Common Stock shall
      entitle the holder thereof to fifteen (15) votes. Holders of shares of Class A Special Common Stock shall not be entitled to vote for the election of directors or any other matter except as may be required by applicable law, in which case each share of Class A Special Common Stock shall entitle the holder thereof to one (1) vote."

            Paragraph (c) of Article 5 of the Company's Articles of Incorporation is amended so as to read as herein set forth in full:

            "(c)The holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock, shall be entitled to receive, from time to time, when and as declared by the Board of Directors, such dividends of stock of this corporation or other property as the Board of Directors may determine, out of such funds as are legally available therefor. Stock dividends on, or stock splits of, any class of Common Stock shall not be paid or issued only in shares of that class; provided, however, that stock dividends on, or stock splits of, Class A Common Stock, Class A Special Common Stock, or Class B Common Stock may be paid or issued in shares of either Class A Common Stock or Class A Special Common Stock. Any decrease in the number of shares of any class of Common Stock resulting in a combination or consolidation of shares or other capital reclassification shall not be permitted unless parallel action is taken with respect to each other class of Common Stock, so that the number of shares of each class of Common Stock outstanding shall be decreased proportionately. Notwithstanding anything to the contrary contained herein, in the event of a distribution of property, plan of merger or consolidation, plan of asset transfer, plan of division, plan of exchange, or recapitalization pursuant to which holders of Class A Common Stock, holders of Class A Special Common Stock, and holders of Class B Common Stock would be entitled to receive equity interests of one or more corporations (including, without limitation, this corporation) or other entities, or rights to acquire such equity interests, then the Board of Directors of this corporation may, by resolution duly adopted, provide that the holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock, respectively and as separate classes, shall receive with respect to their Class A Common Stock, Class A Special Common Stock, or Class B Common Stock (whether by distribution, exchange, redemption or otherwise), in proportion to the number of shares held by them, equity interests (or rights to acquire such equity interests) of separate classes or series having substantially equivalent relative designations, preferences, qualifications, privileges, limitations, restrictions and rights as the relative designations, preferences, qualifications, privileges, limitations, restrictions and rights of the Class A Common Stock, Class A Special Common Stock and Class B. Common Stock. Except as provided above, if there should be any distribution of property or stock, asset transfer, division, share exchange, recapitalization or reorganization of the corporation, the holders of Class A Common Stock, the holders of Class A Special Common Stock, and the holders of Class B Common Stock shall receive the shares of stock, other securities or rights or other assets as would be issuable or payable upon such distribution, merger, consolidation, purchase or acquisition of such property or stock, asset transfer, division, share exchange, recapitalization or reorganization in proportion to the number of shares held by them, respectively, without regard to class."

      Paragraph (e) of Article 5 of the Company's Articles of Incorporation is amended so as to read as herein set forth in full:

            "(e)Except where holders of Class A Special Common Stock are expressly required to vote under applicable law, only the holders of Class A Common Stock and holders of Class B Common Stock shall be entitled to vote and shall vote as a single class on all matters with respect to which a vote of the shareholders of this Corporation is required or permitted under applicable law, the Articles of Incorporation of this Corporation, or the By-Laws of this Corporation including, but not limited to, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of this Corporation, mergers or consolidations with another corporation or corporations, dissolutions of this Corporation, or amendments to the Articles of Incorporation of this Corporation Except as provided in paragraph (f) of this Article Five, whenever applicable law, the Articles of Incorporation of this Corporation or the By-Laws of this Corporation provide for the necessity of an "affirmative vote of the shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon," or "a majority of the voting stock," or language of similar effect, any and all such language shall mean that the Class A Common Stock and the Class B Common Stock shall vote as one class and that a majority consists of a majority of the total number of votes entitled to be case in accordance with the provisions of paragraph (a) of this Article Five, so that each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and that each share of the Class B Common Stock shall entitle the holder thereof to fifteen (15) votes."

      Paragraph (f) of Article 5 of the Company's Articles of Incorporation is amended so as to read as herein set forth in full:

            "(f)Each and any provision of the Articles of Incorporation of this Corporation may from time to time, when and as desired, be amended by a resolution of the Board of Directors and the affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon, as determined in accordance with the provisions of paragraph (a) of this Article Five, so that each share of Class A Common Stock shall entitle the holder thereof to one (1) vote and that each share of the Class B Common Stock shall entitle the holder thereof to fifteen (15) votes. There shall be no class voting on any such amendments or on any other matter except as shall be required by applicable law, in which case there shall be required the affirmative vote of a majority of the votes cast by the holders of the outstanding shares of each class entitled to vote by applicable law, voting as a separate class."